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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

 Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act
                                     of 1934

Date of Report (Date of earliest event reported) August 5, 1996


                         HEFTEL BROADCASTING CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware                        0-24516               99-0113417
- ----------------------------     ------------------------    -------------------
(State or other jurisdiction     (Commission File Number)    (IRS Employer
     of incorporation)                                       Identification No.)



                      6767 West Tropicana Avenue, Suite 102
                             Las Vegas, Nevada 89103
          (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (702) 367-3322
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Item 5.            Other Events

                  a. Credit Agreement. On August 5, 1996, Registrant and its subsidiaries entered into a new credit agreement (Credit Agreement) with Nationsbank of Texas, N.A. and certain other lenders (collectively the Lenders). The Credit Agreement provides a total credit facility of $155 million. On August 5, 1996, Registrant borrowed $135 million under the Credit Agreement to retire all of the outstanding debt under the Company's former credit agreement and to pay certain non-compete and employment contract settlements plus certain transaction and other costs relating to a Stockholder Purchase Agreement and Tender Offer Agreement dated June 1, 1996.

The Lenders have a security interest in substantially all of the assets of the Registrant and its subsidiaries, including the stock and partnership interest of the Registrant's subsidiaries. The Credit Agreement restricts the payment of dividends and establishes limitations on, among other things, capital expenditures and borrowings. Registrant is also required to maintain certain working capital, debt to equity and other ratios.

                  See Exhibit 1.0 hereto for further information.


Item 7.            Financial Statements and Exhibits

                  (b)      Exhibits

The following exhibits are included herein.

(1.0) Credit Agreement between Heftel Broadcasting Corporation and Subsidiaries and Nationsbank of Texas, N.A. and certain other lenders dated August 5, 1996
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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 19, 1996                 HEFTEL BROADCASTING CORPORATION



                                        By: /s/ John T. Kendrick
                                            --------------------------------
                                            John T. Kendrick
                                            Senior Vice President and
                                            Chief Financial Officer